Exhibit 99.1

Planet 13 to Restate Certain Previously Issued Financial Statements

Las Vegas, Nevada – January 26, 2024 - Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNH) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, today announced that, as a result of the preliminary information obtained in connection with an ongoing internal investigation, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company, based on the recommendation of the Company’s management, and after consultation with the Company’s independent registered public accounting firm, concluded that the Company’s previously issued audited consolidated financial statements as of and for the years ended December 31, 2022 and 2021 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”) and the Company’s previously issued unaudited consolidated financial statements included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 (the “2023 Quarterly Reports” and, together with the 2022 Annual Report, the “Reports” and all financial statements included in the Reports, collectively, the “Affected Financials”) should no longer be relied upon due to material errors due to the believed misappropriation of approximately US$22.0 million of the Company’s funds held by El Capitan Advisors, Inc. (“El Capitan”) as disclosed in the news release issued by the Company dated January 23, 2024. El Capitan is an investment advisor registered with the Securities and Exchange Commission (the “SEC”) that was engaged by the Company on June 20, 2021 for cash management services. Similarly, any previously furnished or filed reports, related earnings releases, related management’s discussion and analysis of financial condition and results of operations, investor presentations or similar communications of the Company describing relevant portions of the Affected Financials should no longer be relied upon. The Company intends to file amendments to the Reports, including restated financial statements and related disclosures (collectively, the “Amended Reports”) as promptly as practicable.

Additional information relating to the restatement is available in the Company’s Current Report on Form 8-K filed today with the SEC and on SEDAR+.

About Planet 13

Planet 13 (https://planet13.com/investors/) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations across its locations in California, Nevada, Illinois, and upcoming sites in Florida. Home to the nation’s largest dispensary located just off The Strip in Las Vegas, Planet 13 recently opened its first Illinois dispensary in Waukegan, bringing unparalleled cannabis experiences to the Chicago metro area. Planet 13 holds a medical marijuana treatment center license in Florida allowing for state-wide expansion throughout the Sunshine State. Planet 13’s mission is to build a recognizable global brand known for world-class dispensary operations and innovative cannabis products. Licensed cannabis activity is legal in the states Planet 13 operates in but remains illegal under U.S. federal law. Planet 13’s shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNH.

Cautionary Note Regarding Forward-Looking Information

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such “plans”, “expects”, “proposed”, “may”, “could”, “would”, “intends”, “anticipates”, or “believes”, or variations of such words and phrases. In this news release, forward-looking statements relate to information concerning, without limitation, statements regarding the anticipated financial statements impact of the issues identified in the Affected Financials and the Company’s anticipated timing of the filing of the Amended Reports. Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others, including the risk that the completion and filing of the Amended Reports will take longer than expected and that additional information may become known prior to the expected filing of the Amended Reports. A discussion of these and other risks and uncertainties that could cause the Company’s actual results to differ materially from these forward-looking statements is included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and any of the Company’s subsequent periodic reports filed with the SEC at www.sec.gov and on SEDAR+ at www.sedarplus.ca. Forward-looking statements contained herein are made only as of the date of this news release and we assume no obligation to update or revise any forward-looking statements should they change, except as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

LodeRock Advisors Inc., Planet 13 Investor Relations

mark.kuindersma@loderockadvisors.com

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com

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